[GRAPHIC OMITTED]


                   CENDANT REPORTS 1999 FOURTH QUARTER RESULTS

                        Comparable Basis EBITDA Rises 36%
                        ---------------------------------

                   4Q Adjusted EPS from Continuing Operations,
                   -------------------------------------------
      Excluding Move.com, Increases 36% to $0.30 in 1999 vs. $0.22 in 1998
      --------------------------------------------------------------------

              4Q Reported EPS from Continuing Operations, Including
              -----------------------------------------------------
    Litigation Settlement Charges, $2.06 Loss in 1999 vs. $0.36 Loss in 1998
    ------------------------------------------------------------------------

               Full Year Adjusted EPS from Continuing Operations,
               --------------------------------------------------
          Excluding Move.com, Increases 30% to $1.04 vs. $0.80 in 1998
          ------------------------------------------------------------



NEW YORK, NY, FEBRUARY 2, 2000 - Cendant Corporation (NYSE: CD) today reported 1999 fourth quarter results. Cendant Chairman, President and Chief Executive Officer, Henry R. Silverman stated, "Our fourth quarter results confirm the ability of our core businesses to deliver consistent, organic growth. In 2000, we will build on this base with new growth initiatives including the execution of our convergence strategy to apply our off-line assets to the online world."

FOURTH QUARTER 1999 RESULTS
---------------------------

Reported results

Reported EPS from continuing operations was a loss of $2.06 in the fourth quarter of 1999 compared with a loss of $0.36 in the prior year period. Reported EPS includes a litigation settlement charge of $2.9 billion ($1.8 billion after tax, or $2.56 per share) in 1999 and litigation settlement and deal termination charges of $784 million ($510 million after tax, or $0.60 per share) in 1998.

Adjusted results, excluding move.com

Adjusted results from continuing operations include the operating results of disposed businesses through their disposition dates but exclude the net gains associated with their dispositions. The 1999 fourth quarter adjusted results as compared with the prior year period were as follows:

o   Adjusted EBITDA was $509 million, up 21% from $422 million
o Adjusted income from continuing operations was $225 million, up 18% from $190 million
o Adjusted earnings per share were up 36% to $0.30 versus $0.22. (Including move.com, EPS for the fourth quarter of 1999 was $0.29 versus $0.22 in 1998.)

Comparable basis results

On a comparable basis, which excludes the operating results of disposed businesses, the net gains associated with their dispositions and the results of move.com from each period, the operating results for the fourth quarter of 1999 versus the prior year period, were as follows:

o   Comparable revenues were $1.13 billion, up 7% from $1.06 billion
o   Comparable EBITDA was $460 million, up 36% from $337 million

Comparable basis operating results and Adjusted operating results also exclude other unusual charges in 1999 and 1998 including litigation settlements, investigation-related costs and certain other non-recurring items. (See Table 1 for a reconciliation of reported results to adjusted results and comparable results. See Table 2 for fourth quarter results - as reported, as adjusted and as adjusted excluding the operating results of move.com).

FISCAL YEAR 1999 RESULTS
------------------------

Reported results

Reported EPS from continuing operations was a loss of $0.28 for 1999 compared with income of $0.18 in 1998. Reported EPS includes a litigation settlement charge of $2.9 billion ($1.8 billion after tax, or $2.43 per share) in 1999 and litigation settlement and deal termination charges of $784 million ($510 million after tax, or $0.58 per share) in 1998.

Adjusted results, excluding move.com

Adjusted results from continuing operations include the operating results of disposed businesses through their disposition dates but exclude the net gains associated with their dispositions. The full year adjusted 1999 results as compared with the prior year were as follows:

o   Adjusted EBITDA was $1.94 billion, up 22% from $1.59 billion
o Adjusted income from continuing operations was $827 million, up 17% from $706 million
o Adjusted earnings per share were up 30% to $1.04 versus $0.80. (Including move.com, EPS for 1999 was $1.02 versus $0.80 in 1998.)

Comparable basis results

On a comparable basis, which excludes the operating results of disposed businesses, the net gains associated with their dispositions and the results of move.com from each period, the comparable operating results for 1999 versus 1998, were as follows:

o   Comparable revenues were $4.51 billion, up 10% from $4.11 billion
o   Comparable EBITDA was $1.80 billion, up 29% from $1.39 billion

Comparable basis operating results and Adjusted operating results also exclude other unusual charges in 1999 and 1998, including litigation settlements, investigation-related costs and certain other non-recurring items. (See Table 1 for a reconciliation of reported results to adjusted and comparable results. See Table 3 for full year results - as reported, as adjusted and as adjusted excluding the operating results of move.com).

SHARE REPURCHASES AND DEBT RETIREMENT
-------------------------------------

In October 1998, the Company initiated a share repurchase program. As of February 2, 2000 the Company has repurchased 157 million shares of its common stock under the program. In addition, the Company received more than 7 million of its shares back in connection with the December 1998 disposition of its Hebdo Mag subsidiary. In the aggregate, the Company has reduced shares outstanding by 19%.

During 1999 the Company retired $500 million in long-term debt. As of December 31, 1999, the Company had approximately $2.8 billion of debt and $1.2 billion in cash and cash equivalents on hand. At December 31, 1999, the net debt to total capital ratio was 31% and return on equity was 23%. Subsequent to year end the Company also redeemed its 71/2% $400 million senior notes.

FOURTH QUARTER DIVISION RESULTS
-------------------------------

Total Company performance in the fourth quarter of 1999 was consistent with the Company's stated growth targets. The underlying discussion of each division's operating results focuses on Adjusted EBITDA, which is defined as earnings before non-operating interest, income taxes, depreciation, amortization and minority interest, adjusted to exclude net gains on disposition of businesses and other items which are of a non-recurring or unusual nature, and are not measured in assessing segment performance or are not segment specific. (See Table 5 for Revenues and Adjusted EBITDA by Segment and Table 6 for Segment Revenue Drivers).

Travel Division

Travel revenues increased 16% to $275 million. Franchise fees rose 7% as a result of room growth in Lodging and increases in car rental days and rate at Avis. Timeshare subscription and exchange revenues also increased 6%, primarily as a result of increased volume. Other contributors to the year-over-year revenue increase were a bulk timeshare exchange transaction and a $9 million increase in marketing and reservation fund revenues in Lodging offset by a corresponding increase in the funds' expenses. EBITDA for the Travel division increased 16% to $133 million and the EBITDA margin was 48%.

Real Estate Division

Real Estate Franchise revenues increased 36% to $154 million due to a 18% increase in royalty fees primarily as a result of a 10% increase in the average price of homes sold and a $10 million gain on sale of a small portion of the Company's preferred stock investment in NRT

Incorporated. Contributions by franchisees to the Marketing and Advertising Fund increased revenues by $8 million and increased expenses by a like amount with no corresponding impact on EBITDA. EBITDA increased 36% to $114 million. Excluding the Marketing and Advertising contributions and offsetting expenses, the EBITDA margin increased to 78% in the fourth quarter of 1999 versus 74% in the prior year period.

Relocation revenues decreased 2% to $101 million. Ancillary service fees increased, partially offsetting reduced home sale revenue and reflecting a continuing trend from asset-based to service-based fees. Adjusted EBITDA rose 4% to $28 million. The Adjusted EBITDA margin increased to 28% in 1999 from 26% in 1998 primarily due to expense reductions.

Mortgage revenues decreased 19% to $83 million. Although origination volume for home purchases remained at the same level, refinancing origination volume declined $3.2 billion, or 87%, compared with record level volumes in the prior year period associated with unprecedented refinancing activity at that time. Servicing fee revenues rose 46% year over year as the average portfolio grew $8 billion (20%). EBITDA decreased 52% to $29 million and the EBITDA margin decreased from 59% in 1998 to 35% in 1999, as the decline in revenues amplified the impact of technology, infrastructure and teleservices costs incurred to support capacity built to handle anticipated market share in future periods.

Move.com, the Company's new real estate services Internet portal, recorded revenues of $6 million as compared with $2 million in the prior year period. EBITDA decreased $8 million to a loss of $8 million in 1999. These results reflect increased investment in marketing and development of the portal which was launched on January 27, 2000.

Direct Marketing Division

Individual Membership revenues decreased 24% to $205 million. On a comparable basis, adjusting for the divestiture of North American Outdoor Group and the formation of NetMarket Group, Inc. as an independent company to which the online membership businesses were contributed, revenues declined 9%. This is partially due to the large number of new members who joined in the third quarter of 1997 for which revenues were recognized in the fourth quarter of 1998. The decrease in revenues was partially offset by an increase in the average price of a membership. Adjusted EBITDA increased from $10 million to $49 million due to reduced solicitation spending as the Company further refined the targeted audiences for its direct marketing efforts and achieved greater efficiencies in membership acquisition and retention, as well as the absence of losses generated by the online membership businesses.

Insurance/Wholesale revenues rose 8% to $149 million, primarily as a result of international expansion. International revenues increased primarily due to a 30% increase in customers. EBITDA increased 42% to $44 million due to improved profitability in international markets and a marketing expense decrease. The Adjusted EBITDA margin increased from 22% in 1998 to 30% in 1999.

Diversified Services Division

Revenues in the Other Services segment decreased 13% to $310 million. The decrease is primarily as a result of the 1999 dispositions of certain business operations, including Global Refund Group, Entertainment Publications, Inc., Green Flag Group and several other non-strategic businesses. Adjusted EBITDA more than doubled year over year to $112 million as a result of a benefit from incremental financial income and reductions in corporate expenses.


Statements about future results made in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. The Company cautions that these statements are not guarantees of future performance. They involve a number of risks and uncertainties that are difficult to predict including the outcome of litigation. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company's Form 10-K/A for the year ended December 31, 1998, including completion of the settlement of the class action litigation.

Cendant Corporation is a global provider of real estate, travel and direct marketing related consumer and business services. The Company's core competencies include building franchise systems, providing outsourcing solutions and direct marketing. As a franchisor, Cendant is among the world's leading franchisors of real estate brokerage offices, hotels, rental car agencies, and tax preparation services. The Company's real estate-related operations also includes Move.com, Cendant's residential real estate services portal on the Internet. As a provider of outsourcing solutions, Cendant is a major provider of mortgage services to consumers, the global leader in employee relocation, and the world's largest vacation exchange service. In direct marketing, Cendant provides access to insurance, travel, shopping, auto, and other services primarily to customers of its affinity partners. Other business units include NCP, the UK's largest private car park operator, and Wizcom, an information technology services provider. Headquartered in New York, NY, the Company has approximately 30,000 employees and operates in over 100 countries.

More information about Cendant, its companies, brands and current SEC filings may be obtained by visiting the Company's Web site at or by calling 877-4INFO-CD (877-446-3623).



Media Contact:                                          Investor Contact:
Elliot Bloom                                            Denise L. Gillen
212-413-1832                                            212-413-1833
                                                        Samuel J. Levenson
                                                        212-413-1834

                                      *****
                                  Tables Follow

                                                                                              TABLE 1

                                  CENDANT CORPORATION AND SUBSIDIARIES
                              FINANCIAL RESULTS OF CONTINUING OPERATIONS
                                            (IN MILLIONS)

                                  THREE MONTHS ENDED DECEMBER 31, 1999

                  AS                           AS            DISPOSED       MOVE.COM        COMPARABLE
               REPORTED     ADJUSTMENTS     ADJUSTED      BUSINESSES (B)    GROUP (C)         BASIS (D)
               --------     -----------     --------      --------------    ---------         ---------
Revenues       $  1,283    $      -        $  1,283         $   143        $       6      $    1,134
EBITDA (A)       (2,089)      2,590 (E,F)       501              49               (8)            460

                                  THREE MONTHS ENDED DECEMBER 31, 1998

                  AS                           AS            DISPOSED       MOVE.COM        COMPARABLE
               REPORTED     ADJUSTMENTS     ADJUSTED      BUSINESSES (B)    GROUP (C)         BASIS (D)
               --------     -----------     --------      --------------    ---------         ---------
Revenues       $  1,419    $      -        $  1,419         $   355        $       2      $    1,062
EBITDA (A)       (332)          754 (H,I)       422              85                -             337

                                      YEAR ENDED DECEMBER 31, 1999

                  AS                           AS            DISPOSED       MOVE.COM        COMPARABLE
               REPORTED     ADJUSTMENTS     ADJUSTED      BUSINESSES (B)    GROUP (C)         BASIS (D)
               --------     -----------     --------      --------------    ---------         ---------
Revenues       $  5,402    $     -         $  5,402         $   876        $      18      $    4,508
EBITDA (A)           22       1,897 (E,G)     1,919             142              (22)          1,799

                                      YEAR ENDED DECEMBER 31, 1998

                  AS                           AS            DISPOSED       MOVE.COM        COMPARABLE
               REPORTED     ADJUSTMENTS     ADJUSTED      BUSINESSES (B)    GROUP (C)         BASIS (D)
               --------     -----------     --------      --------------    ---------         ---------
Revenues       $  5,284    $     -         $  5,284         $ 1,164        $      10      $    4,110
EBITDA (A)          752         838 (H,J)     1,590             200                1           1,389



--------

(A) Defined as earnings before non-operating interest, income taxes, depreciation, amortization and minority interest.
(B) Reflects the operating results of businesses which were disposed and the operating results of Netmarket Group, Inc. ("NGI"), an independent company that was created to pursue the development and expansion of interactive businesses formerly within the Company's Direct Marketing Division.
(C) The Move.com Group represents a group of businesses which provide a broad range of home-related services through an Internet services portal formed by the combination of on-line strategies for the Real Estate Division of the Company. The Move.com Group assets include Rent Net, Inc., acquired in 1996, Utility Connections, Inc., acquired in May 1999, and Metro Rent, acquired in the fourth quarter of 1999.
(D) Comparable Basis reflects the As Adjusted results of operations less the results of operations of the Disposed Businesses and the Move.com Group.
(E) Includes a charge of $2,868 million associated with the preliminary agreement to settle the shareholder securities class action suit.
(F) Includes credits of (i) $284 million for the net gain on the disposition of businesses and (ii) $2 million associated with changes to the estimate of previously recorded merger-related costs and other unusual charges. Such credits are partially offset by $8 million of investigation-related costs.
(G) Includes a credit of $1,109 million for the net gain on the disposition of businesses. Such credit was partially offset by net charges of (i) $87 million comprised principally of an $85 million non-recurring charge incurred in conjunction with the creation of NGI, (ii) $23 million in connection with the transition of the Company's lodging franchisees to a Company-sponsored property management system, (iii) $7 million in connection with the termination of the proposed acquisition of RAC Motoring Services and (iv) $21 million of investigation-related costs.
(H) Includes charges of (i) $433 million for the costs of terminating the proposed acquisitions of American Bankers Insurance Group, Inc. and Providian Auto and Home Insurance Company and (ii) $351 million associated with the agreement to settle the PRIDES securities class action suit.
(I) Includes credits of $43 million associated with changes to the estimate of previously recorded merger-related costs and other unusual charges. Such credits are partially offset by charges of $13 million for investigation-related costs, including incremental financing costs, and executive terminations.
(J) Includes charges of $121 million for investigation-related costs, including incremental financing costs, and executive terminations. Such charges are partially offset by a net credit of $67 million associated with changes to the estimate of previously recorded merger-related costs and other unusual charges.

                                                                                                                  TABLE 2
                                              CENDANT CORPORATION AND SUBSIDIARIES
                                          FINANCIAL RESULTS OF CONTINUING OPERATIONS
                                            (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                              THREE MONTHS ENDED DECEMBER 31, 1999

                                                                                 MOVE.COM
                                                     CENDANT GROUP (A)           GROUP (B)              CENDANT
                                                 --------------------------      --------       ------------------------
                                                    AS               AS            AS              AS             AS
                                                 REPORTED          ADJUSTED      REPORTED        REPORTED       ADJUSTED
                                                 --------          --------      --------        --------       --------
Revenues                                         $  1,277         $  1,277       $    6          $  1,283        $  1,283
Expenses                                            3,779              905           16             3,795             921(D)
Net gain on disposition of businesses                 284                -            -               284               -(E)
                                                 --------         --------       ------          --------        --------
Income (loss) from continuing operations
  before income taxes and minority  interest       (2,218)             372          (10)           (2,228)            362

EBITDA (C)                                         (2,081)             509           (8)           (2,089)            501

Income (loss) from continuing operations           (1,460)             225           (5)           (1,465)            220

Net income (loss)                                  (1,460)             225           (5)           (1,465)            220

Income (loss) per share:
 Basic
   Income (loss) from continuing operations                                                      $  (2.06)       $   0.31
   Net income (loss)                                                                                (2.06)           0.31

 Diluted
   Income (loss) from continuing operations                                                         (2.06)           0.29
   Net income (loss)                                                                                (2.06)           0.29

Weighted average shares
   Basic                                                                                              711             711
   Diluted                                                                                            711             762

                                              THREE MONTHS ENDED DECEMBER 31, 1998

                                                                             MOVE.COM
                                                 CENDANT GROUP (A)           GROUP (B)              CENDANT
                                             --------------------------      --------       ------------------------
                                                AS               AS            AS              AS             AS
                                             REPORTED          ADJUSTED      REPORTED        REPORTED       ADJUSTED
                                             --------          --------      --------        --------       --------
Revenues                                     $  1,417          $  1,417      $      2        $  1,419       $  1,419
Expenses                                        1,871             1,117             2           1,873          1,119 (F)
                                             --------          --------      --------        --------       --------
Income (loss) from continuing operations
  before income taxes and minority interest      (454)              300             -            (454)           300

EBITDA (C)                                       (332)              422             -            (332)           422

Income (loss) from continuing operations         (302)              190             -            (302)           190

Net income (loss)                                 103               595             -             103            595

Income (loss) per share:
  Basic
   Income (loss) from continuing operations                                                  $  (0.36)      $   0.22
   Net income (loss)                                                                             0.12           0.70

  Diluted
   Income (loss) from continuing operations                                                     (0.36)          0.22
   Net income (loss)                                                                             0.12           0.67

 Weighted average shares
   Basic                                                                                          850            850
   Diluted                                                                                        850            891

--------

(A)  The Cendant Group represents all of the businesses operated by Cendant other than the businesses which comprise the Move.com
     Group.
(B)  The Move.com Group represents a group of businesses which provide a broad range of home-related services through an Internet services portal formed by the combination of on-line strategies for the Real Estate Division of the Company.
(C)  Defined as earnings before non-operating interest, income taxes, depreciation, amortization and minority interest.
(D)  Excludes charges of $2,868 million ($1,823 million, after tax or $2.56 per diluted share) associated with the preliminary agreement to settle the shareholder securities class action suit and $8 million ($5 million, after tax or $0.01 per diluted share) of investigation-related costs. Such charges were partially offset by a credit of $2 million ($2 million, after tax) associated with changes to the estimate of previously recorded merger-related costs and other unusual charges. All per share amounts are calculated based on the As Reported diluted weighted average shares.
(E)  Excludes a credit of $284 million ($142 million, after tax or $0.20 per diluted share) associated with the net gain on the disposition of businesses. All per share amounts are calculated based on the As Reported diluted weighted average shares.
(F)  Excludes charges of (i) $433 million ($282 million, after tax or $0.33 per diluted share) for the costs of terminating the proposed acquisitions of American Bankers Insurance Group, Inc. and Providian Auto and Home Insurance Company, (ii) $351
     million ($228 million, after tax or $0.27 per diluted share) associated with the agreement to settle the PRIDES securities class action suit and (iii) $13 million ($10 million, after tax or $0.01 per diluted share) for investigation-related costs and executive terminations. Such charges are partially offset by credits of $43 million ($28 million, after tax or $0.03 per diluted share) associated with changes to the estimate of previously recorded merger-related costs and other unusual charges.
     All per share amounts are calculated based on the As Reported diluted weighted average shares.

                                                                                                              TABLE 3
                                       CENDANT CORPORATION AND SUBSIDIARIES
                                    FINANCIAL RESULTS OF CONTINUING OPERATIONS
                                      (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                   YEAR ENDED DECEMBER 31, 1999
                                                                             MOVE.COM
                                                 CENDANT GROUP (A)           GROUP (B)              CENDANT
                                             --------------------------      --------       ------------------------
                                                AS               AS            AS              AS             AS
                                             REPORTED          ADJUSTED      REPORTED        REPORTED       ADJUSTED
                                             --------          --------      --------        --------       --------
Revenues                                     $  5,384          $  5,384      $     18        $  5,402       $  5,402
Expenses                                        7,017             4,011            42           7,059          4,053(D)
Net gain on disposition of businesses           1,109                 -             -           1,109              -(E)
                                             --------          --------      --------        --------       --------
Income (loss) from continuing operations
  before income taxes and minority interest      (524)            1,373           (24)           (548)         1,349

EBITDA (C)                                         44             1,941           (22)             22          1,919

Income (loss) from continuing operations         (199)              827           (14)           (213)           813

  Net income (loss)                               (25)            1,001           (14)            (39)           987

Income (loss) per share:
  Basic
   Income (loss) from continuing operations                                                  $  (0.28)      $   1.08
    Net income (loss)                                                                           (0.05)          1.31

  Diluted
   Income (loss) from continuing operations                                                     (0.28)          1.02
   Net income (loss)                                                                            (0.05)          1.24

Weighted average shares
   Basic                                                                                          751            751
   Diluted                                                                                        751            805
                                                                  YEAR ENDED DECEMBER 31, 1998
                                                                             MOVE.COM
                                                 CENDANT GROUP (A)           GROUP (B)              CENDANT
                                             --------------------------      --------       ------------------------
                                                AS               AS            AS              AS             AS
                                             REPORTED          ADJUSTED      REPORTED        REPORTED       ADJUSTED
                                             --------          --------      --------        --------       --------
Revenues                                     $  5,274          $  5,274      $     10        $  5,284       $  5,284
Expenses                                        4,958             4,120            11           4,969          4,131 (F)
                                             --------          --------      --------        --------       --------
Income (loss) from continuing operations
  before income taxes and minority interest       316             1,154            (1)            315          1,153

EBITDA (C)                                        751             1,589             1             752          1,590

Income (loss) from continuing operations          161               706            (1)            160            705

Net income (loss)                                 541             1,086            (1)            540          1,085

Income (loss) per share:
 Basic
   Income (loss) from continuing operations                                                  $   0.19       $   0.83
   Net income (loss)                                                                             0.64           1.28

 Diluted
   Income (loss) from continuing operations                                                      0.18           0.80
   Net income (loss)                                                                             0.61           1.22

Weighted average shares
   Basic                                                                                          848            848
   Diluted                                                                                        880            899
--------

(A)  The Cendant Group represents all of the businesses operated by Cendant other than the businesses which comprise the
     Move.com Group.
(B)  The Move.com Group represents a group of businesses which provide a broad range of home-related services through an Internet services portal formed by the combination of on-line strategies for the Real Estate Division of the Company.
(C)  Defined as earnings before non-operating interest, income taxes, depreciation, amortization and minority interest.
(D)  Excludes charges of (i) $2,868 million ($1,823 million, after tax or $2.43 per diluted share) associated with the preliminary agreement to settle the shareholder securities class action suit, (ii) $87 million ($49 million, after tax or $0.07 per diluted share) comprised principally of an $85 million ($48 million, after tax or $0.06 per diluted share) in connection with the termination of the proposed acquisition of RAC Motoring Services, (iii) $7 million ($4 million, after tax or $0.01 per diluted share) in connection with the termination of the proposed acquisition of RAC Motoring Services, (iv) $21 million
     ($13 million, after tax or $0.02 per diluted share) of investigation-related costs and (v) $23 million ($15 million, after tax or $0.02 per diluted share) in connection with the transition of the Company's lodging franchisees to a Company-sponsored property management system. All per share amounts are calculated based on the As Reported diluted weighted average shares.
(E)  Excludes a $1,109 million ($879 million, after tax or $1.17 per diluted share) for the net gain on the disposition of businesses. All per share amounts are calculated based on the As Reported diluted weighted average shares.
(F)  Excludes charges of (i) $433 million ($282 million, after tax or $0.32 diluted share) for the costs of terminating the proposed acquisitions of American Bankers Insurance Group, Inc. and Providian Auto and Home Insurance Company, (ii) $351
     million ($228 million, after tax or $0.26 per diluted share) associated with the agreement to settle the PRIDES securities class action suit and (iii) $121 million ($79 million, after tax or $0.09 per diluted share) for investigation related costs and executive terminations. Such charges are partially offset by a net credit of $67 million ($44 million, after tax or $0.05 per diluted share) associated with changes to the estimate of previously recorded merger-related costs and other unusual charges. All per share amounts are calculated based on the As Reported diluted weighted average shares.

                                                                                                               TABLE 4

                                      CENDANT CORPORATION AND SUBSIDIARIES
                                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                  THREE MONTHS ENDED                 YEAR ENDED
                                                                       DECEMBER 31,                DECEMBER 31,
                                                                 ----------------------       ----------------------
                                                                   1999           1998           1999          1998
Revenues
   Membership and service fees, net                              $ 1,212        $ 1,346        $ 5,183        $ 5,081
   Fleet leasing (net of depreciation and interest costs of
     $0, $325, $670 and $1,279)                                     --               31             30             89
     Other                                                            71             42            189            114
                                                                 -------        -------        -------        -------
Net revenues                                                       1,283          1,419          5,402        $ 5,284
                                                                 -------        -------        -------        -------
EXPENSES
   Operating                                                         440            513          1,795          1,870
   Marketing and reservation                                         196            305          1,017          1,158
   General and administrative                                        146            179            671            666
   Depreciation and amortization                                      94             81            371            323
   Other charges:
      Litigation settlement                                        2,868            351          2,868            351
      Merger-related costs and other unusual charges (credits)        (2)           (43)           110            (67)
      Termination of proposed acquisition                           --              433              7            433
      Investigation-related financing costs                         --                8           --               35
      Other investigation-related costs                                8              3             21             33
      Executive terminations                                        --                2           --               53
   Interest, net                                                      45             41            199            114
                                                                 -------        -------        -------        -------
Total expenses                                                     3,795          1,873          7,059          4,969
                                                                 -------        -------        -------        -------

Net gain on disposition of businesses                                284           --            1,109           --
                                                                 -------        -------        -------        -------

INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY
  INTEREST                                                        (2,228)          (454)          (548)           315
Provision (benefit) for income taxes                                (778)          (168)          (396)           104
Minority interest, net of tax                                         15             16             61             51
                                                                 -------        -------        -------        -------
INCOME (LOSS) FROM CONTINUING OPERATIONS                          (1,465)          (302)          (213)           160
Discontinued Operations:
  Loss from operations of discontinued businesses, net of tax       --             --             --              (25)
  Gain on sale of discontinued businesses, net of tax               --              405            174            405
                                                                 -------        -------        -------        -------
NET INCOME (LOSS)                                                $(1,465)       $   103        $   (39)       $   540
                                                                 =======        =======        =======        =======
INCOME (LOSS) PER SHARE
    BASIC
      Income (loss) from continuing operations                   $ (2.06)       $ (0.36)       $ (0.28)       $  0.19
      Loss from operations of discontinued businesses               --             --             --            (0.03)
      Gain on sale of discontinued businesses, net of tax           --             0.48           0.23           0.48
                                                                 -------        -------        -------        -------
      NET INCOME (LOSS)                                          $ (2.06)       $  0.12        $ (0.05)       $  0.64
                                                                 =======        =======        =======        =======
    DILUTED
      Income (loss) from continuing operations                   $ (2.06)       $ (0.36)       $ (0.28)       $  0.18
      Loss from operations of discontinued businesses               --             --             --            (0.03)
      Gain on sale of discontinued businesses, net of tax           --             0.48           0.23           0.46
                                                                 -------        -------        -------        -------
      NET INCOME (LOSS)                                          $ (2.06)       $  0.12        $ (0.05)       $  0.61
                                                                 =======        =======        =======        =======
WEIGHTED AVERAGE SHARES
      Basic                                                          711            850            751            848
      Diluted                                                        711            850            751            880


                                                                                              TABLE 5

                                 CENDANT CORPORATION AND SUBSIDIARIES
                                        CONTINUING OPERATIONS
                               REVENUES AND ADJUSTED EBITDA BY SEGMENT
                                        (DOLLARS IN MILLIONS)

                                     THREE MONTHS ENDED DECEMBER 31
                                     ------------------------------

                                     REVENUES                      ADJUSTED EBITDA (A)
                       --------------------------------------------------------------------------
                          1999      1998     % CHANGE        1999 (B)     1998 (H)      % CHANGE
                       --------------------------------------------------------------------------
Travel                  $  275       $  237       16%        $  133       $  115           16%
Real Estate Franchise      154          113       36%           114           84           36%
Relocation                 101          103       (2)%           28           27            4%
Mortgage                    83          102      (19)%           29           60          (52)%
Individual Membership      205          269      (24)%           49           10            *
Insurance/Wholesale        149          138        8%            44           31           42%
Move.com                     6            2        *             (8)          --            *
Other Services             310          355      (13)%          112 (C)        53 (I,J)     *
Fleet                     --            100        *           --             42            *
                        ------       ------                  ------       ------
Total                   $1,283       $1,419      (10)%       $  501       $  422           19%
                        ======       ======                  ======       ======

                                          YEAR ENDED DECEMBER 31,
                                          -----------------------

                                     REVENUES                      ADJUSTED EBITDA (A)
                       -----------------------------------------------------------------------------
                          1999      1998     % CHANGE        1999 (D)     1998 (K)    % CHANGE
                       -----------------------------------------------------------------------------
Travel                    $1,148       $1,063       8%       $  586 (E)   $  542          8%
Real Estate Franchise        571          456      25%          424          349         21%
Relocation                   415          444      (7)%         122          125         (2)%
Mortgage                     397          353      12%          182          188         (3)%
Individual Membership        972          920       6%          127 (F)      (59)         *
Insurance/Wholesale          575          544       6%          180          138         30%
Move.com                      18           10      80%          (22)           1          *
Other Services             1,099        1,107      (1)%         239 (G)      132 (I,L)   81%
Fleet                        207          387       *            81          174          *
                          ------       ------                ------       ------
Total                     $5,402       $5,284       2%       $1,919       $1,590         21%
                          ======       ======                ======       ======

---------------

*  Not meaningful
(A)  Defined as earnings before non-operating interest, income taxes, depreciation, amortization and minority interest, adjusted to exclude the net gain on the disposition of businesses and certain other non-recurring items which are classified as unusual.
(B)  Excludes a $284 million credit for the net gain on the disposition of businesses. Such credit was comprised of $116 million and $179 million of gains within the Individual Membership and Other Services business segments, respectively, and an $11 million loss incurred within the Insurance/Wholesale segment.
(C)  Excludes charges of $2,868 million associated with the preliminary agreement to settle the shareholder securities class action suit and $8 million of investigation related costs. Such charges were partially offset by a $2 million credit associated with changes to the estimate of previously recorded merger-related costs and other unusual charges.
(D)  Excludes a credit of $1,109 million for the net gain on the disposition of businesses. Such credit was comprised of $142 million and $978 million of gains within the Individual Membership and Other Services business segments, respectively, and an
     $11 million loss incurred within the Insurance/Wholesale business segment.
(E)  Excludes a $23 million non-recurring charge in connection with the transition of the Company's lodging franchisees to a
     Company-sponsored property management system.
(F)  Excludes an $85 million non-recurring charge incurred in conjunction with the creation of NGI.
(G)  Excludes charges of (i) $2,868 million associated with the preliminary agreement to settle the shareholder securities class action suit, (ii) $21 million of investigation-related costs and (iii) $7 million in connection with the termination of the proposed acquisition of RAC Motoring Services.
(H)  Excludes a credit of $43 million associated with changes to the estimate of previously recorded merger-related costs and other unusual charges. Such credit was comprised of $20 million and $23 million within the Relocation and Other Services business segments, respectively.
(I)  Excludes charges of (i) $433 million for the costs of terminating the proposed acquisitions of American Bankers Insurance
     Group, Inc. and Providian Auto and Home Insurance Company and (ii) $351 million associated with the agreement to settle the
     PRIDES securities class action suit.
(J)  Excludes charges of $13 million for investigation related costs, including incremental financing costs, and executive terminations.
(K)  Excludes a net credit of $67 million associated with changes to the estimate of previously recorded merger-related costs and other unusual charges. The aforementioned net credit was comprised of $6 million, $1 million, $16 million, $47 million and
     $1 of credits within the Travel, Real Estate Franchise, Relocation, Other Services and Fleet segments, respectively, and
     $4 million of charges incurred within the Mortgage segment.
(L)  Excludes charges of $121 million of investigation related costs, including incremental financing costs, and executive terminations.

                                                                                                                           TABLE 6

                                             CENDANT CORPORATION AND SUBSIDIARIES
                                               SEGMENT REVENUE DRIVER ANALYSIS
                                    (REVENUE DOLLARS AND MORTGAGE SEGMENT VOLUME IN MILLIONS)



                                                 THREE MONTHS ENDED DECEMBER 31,                 YEAR ENDED DECEMBER 31,
                                            ----------------------------------------     -----------------------------------------
                                                                               %                                            %
                                                1999            1998        CHANGE           1999           1998         CHANGE
                                            -----------    -----------    -----------    -----------    -----------    -----------
TRAVEL SEGMENT
--------------
  Domestic Rooms
    Month End Actual Rooms (1)                  509,117        489,396           4%           509,117        489,396           4%
    Weighted Average Rooms Available (1)        497,957        476,091           5%           489,329        465,270           5%
  Franchise Fee per Weighted Average Room   $    196.17    $    188.29           4%            865.98    $    853.91           1%
                                            -----------    -----------                    -----------    -----------
  Total Franchise Fees                               98             90           9%               424            397           7%

  Car Rental Days                            13,906,831     13,714,430           1%        60,047,067     56,043,544           7%
  Franchise Fee per Rental Day              $      2.78    $      2.76           1%       $      2.81    $      2.78           1%
                                            -----------    -----------                    -----------    -----------
  Total Franchise Fees                               39             38           3%               169            156           8%

   Sub-Total Franchise Fees                 $       137    $       128           7%       $       593    $       553           7%

  Number of Timeshare Exchanges                 406,526        384,282           6%         1,839,797      1,708,154           8%
  Annualized Number of Exchanges              1,626,104      1,537,128           6%         1,839,797      1,708,154           8%
  Average Subscriptions                       2,304,815      2,226,123           4%         2,313,179      2,296,451           1%
                                            -----------    -----------                    -----------    -----------
  Total Exchanges and Subscriptions           3,930,919      3,763,251           4%         4,152,976      4,004,605           4%
  Average Fee                               $     21.37    $     21.12           1%       $     84.04    $     82.58           2%
                                            -----------    -----------                    -----------    -----------
  Total Exchange/Subscription Fees                   84             79           6%               349            331           5%

  Other Revenue                             $        54    $        30          80%       $       206    $       179          15%
                                            -----------    -----------                    -----------    -----------

  TOTAL TRAVEL REVENUE                      $       275    $       237          16%       $     1,148    $     1,063           8%
                                            ===========    ===========                    ===========    ===========

REAL ESTATE FRANCHISE SEGMENT
  Closed Sides - Domestic                       468,621        477,723          (2%)        1,926,305      1,840,592           5%
  Average Price                                 158,528        144,565          10%           153,891        142,996           8%
  Adjusted Royalty Rate                            0.16%          0.14%         14%              0.16%          0.15%          7%
                                            -----------    -----------                    -----------    -----------
  Total Royalties                                   117             99          18%               463            396          17%
  Other                                              37             14         164%               108             60          80%
                                            -----------    -----------                    -----------    -----------
  Total Revenue                             $       154    $       113          36%       $       571    $       456          25%
                                            ===========    ===========                    ===========    ===========

MORTGAGE SEGMENT
  Production Loan Closings                  $     4,419    $     7,883         (44%)      $    25,569    $    26,010          (2%)
  Average Servicing Loan Portfolio               49,941    $    41,753          20%       $    46,618    $    36,266          29%


(1) Adjusted retrospectively to reflect improved room count information now available as a result of the "Power Up" technology initiative within the lodging business unit.

                                                                                             TABLE 7

                                         CENDANT CORPORATION AND SUBSIDIARIES
                                        CONSOLIDATED CONDENSED BALANCE SHEETS
                                                    (IN BILLIONS)

                                                                  DECEMBER 31,         DECEMBER 31,
                                                                      1999                1998
                                                                  -------------     -----------------
Assets
------
Cash and cash equivalents                                          $    1.2             $    1.0

Other current assets (1)                                                3.4                  3.5
                                                                   --------             --------
Total current assets                                                    4.6                  4.5

Property and equipment, net                                             1.3                  1.4

Goodwill, net                                                           3.3                  3.9

Other assets                                                            3.2                  2.9
                                                                   --------             --------
Total assets exclusive of assets under programs                        12.4                 12.7

Assets under management and mortgage programs                           2.7                  7.5
                                                                   --------             --------
TOTAL ASSETS                                                       $   15.1             $   20.2
                                                                   ========             ========

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Common stock litigation settlement                                 $    2.9             $     --

Other current liabilities                                               2.7                  2.9

Long-term debt                                                          2.4                  3.4

Other non-current liabilities                                           0.8                  0.4
                                                                   --------             --------
Total liabilities exclusive of liabilities under programs               8.8                  6.7

Liabilities under management and mortgage programs                      2.6                  7.2

Mandatorily redeemable preferred securities issued by subsidiary        1.5                  1.5

Commitments and contingencies

Total shareholders' equity                                              2.2                  4.8
                                                                   --------             --------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                         $   15.1             $   20.2
                                                                   ========             ========

(1) Includes $1.0 billion related to the deferred income tax effect on the Company's accrued class action litigation settlement.

                                                                                                         TABLE 8

                                               CENDANT CORPORATION AND SUBSIDIARIES
                                        CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                                         (IN MILLIONS)

                                                                                         YEAR ENDED DECEMBER 31,
                                                                                      ---------------------------
                                                                                       1999                 1998
                                                                                      -------             -------
OPERATING ACTIVITIES
Net income (loss)                                                                     $   (39)            $   540
Adjustments to reconcile net income (loss) to net cash provided by operating activities from continuing operations:
Gain on sale of discontinued operations, net of tax                                      (174)               (405)
Net gain on disposition of businesses                                                  (1,109)               --
Litigation settlement                                                                   2,868                 351
Depreciation and amortization                                                             371                 323
Net change in assets and liabilities from continuing operations                           (36)                (35)
Current and deferred income taxes                                                        (573)               (209)
Other, net                                                                               (277)               (237)
                                                                                      -------             -------
NET CASH PROVIDED BY OPERATING ACTIVITIES FROM CONTINUING OPERATIONS
  EXCLUSIVE OF MANAGEMENT AND MORTGAGE PROGRAMS                                         1,031                 328
                                                                                      -------             -------
Management and mortgage programs:
  Depreciation and amortization                                                           698               1,260
  Proceeds on sale and payments from mortgage loans, net of originations                1,303                (780)
                                                                                      -------             -------
                                                                                        2,001                 480
                                                                                      -------             -------
NET CASH PROVIDED BY OPERATING ACTIVITIES FROM CONTINUING OPERATIONS                    3,032                 808
                                                                                      -------             -------
INVESTING ACTIVITIES
Property and equipment additions                                                         (277)               (355)
Net assets acquired (net of cash acquired) and acquisition-related payments              (205)             (2,852)
Net proceeds from sale of subsidiaries                                                  3,509                 314
Other, net                                                                                 98                  82
                                                                                      -------             -------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES FROM CONTINUING
  OPERATIONS EXCLUSIVE OF MANAGEMENT AND MORTGAGE PROGRAMS                              3,125              (2,811)
                                                                                      -------             -------
Management and mortgage programs:
  Net investment in leases and leased vehicles                                           (774)             (1,277)
  Repayment on advances on homes under management, net of equity advances                  80                 141
  Additions to mortgage servicing rights, net of proceeds from sale                      (571)               (405)
                                                                                      -------             -------
                                                                                       (1,265)             (1,541)
                                                                                      -------             -------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES FROM CONTINUING OPERATIONS          1,860              (4,352)
                                                                                      -------             -------

FINANCING ACTIVITIES
Proceeds from borrowings                                                                1,719               4,809
Principal payments of borrowings                                                       (2,213)             (2,596)
Issuance of common stock                                                                  127                 171
Repurchases of common stock                                                            (2,863)               (258)
Proceeds from mandatorily redeemable preferred securities issued by subsidiary, net      --                 1,447
                                                                                      -------             -------

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES FROM CONTINUING
  OPERATIONS EXCLUSIVE OF MANAGEMENT AND MORTGAGE PROGRAMS                             (3,230)              3,573
                                                                                      -------             -------
Management and mortgage programs:
  Proceeds received for debt repayment in connection with disposal of fleet segment     3,017                --
  Proceeds from debt issuance or borrowings                                             5,263               4,300
  Principal payments on borrowings                                                     (7,838)             (3,090)
  Net change in short-term borrowings                                                  (2,000)                (93)
                                                                                      -------             -------
                                                                                       (1,558)              1,117
                                                                                      -------             -------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES FROM CONTINUING OPERATIONS         (4,788)              4,690
                                                                                      -------             -------

Effect of changes in exchange rates on cash and cash equivalents                           51                 (16)
                                                                                      -------             -------
Net cash used in discontinued operations                                                 --                  (188)
                                                                                      -------             -------
Net increase in cash and cash equivalents                                                 155                 942

Cash and cash equivalents, beginning of period                                          1,009                  67
                                                                                      -------             -------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                              $ 1,164             $ 1,009
                                                                                      =======             =======
